Exhibit 23(b)


                                 CONSENT OF ENGINEER


               We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-8 filed by MDU Resources Group, Inc. with the Securities and Exchange Commission on October 29, 1992 (Registration No. 33-53898) of our estimates, dated January 10 and 31, 1995, which appear in or are incorporated by reference in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1994.


                                        RALPH E. DAVIS ASSOCIATES, INC.

                                        /s/  Joseph Mustacchia Jr.
                                             Executive Vice President


          October 12, 1995
          Houston, Texas